As filed with the Securities and Exchange Commission on October 3, 2001.
                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

       REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933

                               VIRTGAME.COM CORP.
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                        33-0716247
          --------                                        ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

            5230 Carroll Canyon Road, Suite 318, San Diego, CA 92121
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

         VIRTGAME.COM CORP. 1997 STOCK OPTION PLAN AND OTHER PLAN STOCK
         --------------------------------------------------------------
                            (Full title of the plan)

                                  Bruce Merati
                       5230 Carroll Canyon Road, Suite 318
                               San Diego, CA 92121
                             -----------------------
                     (Name and address of agent for service)

                                 (858) 373-5001
                                 --------------
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

------------------------ ------------------------ -------------------- ---------------------- ----------------------
                                                   Proposed maximum      Proposed maximum
                                                  offering price per    aggregate offering
Title of securities to   Amount to be registered         unit                  price                Amount of
     be registered                                                                              registration fee
------------------------ ------------------------ -------------------- ---------------------- ----------------------
Common Stock,
$.00001 par value           2,500,000 shs./(1)/         $.47/(2)/           $1,175,000               $293.75
------------------------ ------------------------ -------------------- ---------------------- ----------------------


(1) Includes 500,000 shares issuable to a consultant to the Company and 2,000,000 shares underlying options that may be granted under the Company's 1997 Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("1933 Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the Company's 1997 Stock Option Plan.

(2) In accordance with Rules 457(c) and 457(h) under the 1933 Act, we computed the registration fee on the shares of our common stock based upon the average of the bid and asked prices for our common stock on September 28, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,500,000 shares of the $.00001 par value common stock of Virtgame.Com Corp., a Delaware corporation (`the "Company"), including 2,000,000 shares to be issued pursuant to the Company's 1997 Stock Option Plan ("Plan") and 500,000 shares of common stock to be issued pursuant to an Amended and Restated Consulting Agreement between the Company and R. Stephen Sarli. As a result of this Registration Statement, a total of 10,000,000 shares of common stock of the Company have been reserved for issuance upon exercise of options granted, or that may be granted, under the Plan options and registered pursuant under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to Instruction E of Form S-8, the contents of the Registration Statement dated July 12, 2001 (SEC File No.: 333-65006) which was previously filed with the Securities and Exchange Commission relating to the Plan and the Consulting Agreement are incorporated herein by this reference.

         Pursuant to the Amended and Restated Consulting Agreement between the Company and R. Stephen Sarli, the term of the consulting relationship has been extended for an additional 12 months and the Company has agreed to issue an additional 500,000 shares of its common stock to Mr. Sarli in consideration of the additional services to be rendered by him.

Item 8.  Exhibits.

Exhibit Number                      Description
------- ------                      -----------

5.1   Opinion of Oppenheimer Wolff & Donnelly LLP re: legality of shares.
10.1 Amended and restated Consulting Agreement dated August 29, 2001 between Virtgame.com Corp. and R. Stephen Sarli
23.1  Consent of Oppenheimer Wolff & Donnelly LLP (filed as Exhibit 5.1 herein).
23.2  Consent of Pannell Kerr Forster


________________

                                   SIGNATURES
                                   ----------

The Registrant
--------------

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 3, 2001.

                             VIRTGAME.COM CORP.,
                             a Delaware corporation

                             By:  /S/ Scott A. Walker
                                ------------------------------------------------
                                  Scott A. Walker, Chief Executive Officer


                             By:  /S/ Bruce Merati
                                ------------------------------------------------
                                  Bruce Merati,
                                  Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                   Title                               Date
           ---------                                   -----                               ----

  /S/ Leo George                              Chairman of the Board                   October 3, 2001
----------------------------------
      Leo George

 /S/ Scott A. Walker                                 Director                         October 3, 2001
----------------------------------
     Scott A. Walker

                                       -3-